UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 5, 2013

THE DEWEY ELECTRONICS CORPORATION (Exact name of registrant as specified in its charter)

New York	0-2892	13-1803974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27 Muller Road Oakland, New Jersey	07436
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 337-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITYHOLDERS

On December 5, 2013, at the Company’s annual meeting of shareholders, the following four directors were elected to serve for the ensuing year.  Set forth below are the number of votes cast for, or withheld with respect to, each such person (who were the Company’s nominees for directors):

1.	Election of Directors:

Name	For	Withheld
John H.D. Dewey	678,083	42,222
James M. Link	719,387	918
Nathaniel Roberts	719,387	918
Ronald Tassello	662,042	58,263

2.	Advisory Vote to Approve the Corporation’s Executive Compensation

For 701,118, 99.6%
Against 3,154, 0.4%
Abstain 16,033, 0%
Broker Non-Vote 0, 0%

3.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

One Year 105,106, 14.7%
Two Years 1,553, 0.2%
Three Years 608,429, 85.1%
Abstain 5,217, 0%
Broker Non-Vote 0, 0%

In accordance with the voting by the Company’s stockholders, on December 5, 2013 the Company’s Board of Directors determined that the Company will conduct future stockholder advisory votes regarding executive compensation every three years until the next required vote of the Company’s stockholders on the frequency of such votes unless the Board determines that a different frequency for such advisory votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: December 10, 2013	By:	/s/ John H.D. Dewey
John H.D. Dewey
President and Chief Executive Officer